Exhibit 99.1

Merriman Holdings, Inc. Grows Revenues 60% Year over Year

SAN FRANCISCO – March 31, 2015 – Merriman Holdings, Inc. (OTCQB: MERR), the parent company of Merriman Capital, Inc., today released earnings for the year ended December 31, 2014.

2014 Financial Highlights:

•	For the years ended December 31, 2014 and 2013, total revenues were $15.9 million and $9.9 million, respectively, up $6 million or 60%:

➢	Investment banking revenues were $8 million and $3.9 million, respectively, up $4.1 million or 106%;

➢	Commission revenues were $5.3 million and $4.2 million, respectively, up $1.1 million or 27%;

➢	Advisory revenues were $2.1 million and $2.1 million, respectively, flat year over year;

➢	Cash compensation (excluding the Financial Entrepreneur Platform) as a percentage of core business revenue was 49% for the year ended December 31, 2014, compared to 59% for the same period in 2013;

➢	Legal services and litigation settlement decreased by $469,000 or 90% from 2013;

➢	Net cash provided by operating activities in 2014 was $356,000 versus net cash used in operating activities of $2.8 million in 2013; and

➢	The Digital Capital Network (“DCN”) listed over $1.1 billion in corporate private placements and fund offerings, and continues to market the $500 million Long Term Support Trust on behalf of the Wounded Warrior Project.

•	Adjusted EBITDA was $0.16 million net profit for the year ended December 31, 2014 as compared to $2.1 million net loss for the year ended December 31, 2013.

•	GAAP net loss attributable to common shareholders was $1.6 million or $(0.37) per share for the year ended December 31, 2014 as compared to $4 million or $(1.32) per share for the year ended December 31, 2013.

Fourth Quarter 2014 Financial Highlights:

•	For the three months ended December 31, 2014 and 2013, total revenues were $2.3 million and $3.6 million, respectively, down $1.3 million or 36%:

➢	Investment banking revenues were $0.5 million and $2.3 million, respectively, down $1.8 million or 78% and

➢	Advisory revenues were $0.4 million and $0.5 million, respectively, basically flat over the same period in 2013.

•	Adjusted EBITDA was $0.9 million net loss for the three months ended December 31, 2014 as compared to $0.1 million net loss for the three months ended December 31, 2013.

•	GAAP net loss attributable to common shareholders was $1.2 million for the three months ended December 31, 2014 as compared to $0.5 million for the three months ended December 31, 2013.

“We are pleased with our revenue growth, cash generation and expense control in 2014, after a tough couple of years. Two of our three revenue segments grew strongly. We continue to believe that the capital markets advisory business offers a unique and needed service to a very large market, and we are improving our execution in this area. We are focused on adding strong teams to our Financial Entrepreneur Platform, as 2014 clearly showed a need in the market for productive, independent bankers, institutional sales people and sales traders,” commented Jon Merriman, CEO of Merriman Holdings.

Merriman continued, “Overall the market for sub-$500 million market cap equities continues to be very dislocated despite the strength in the broader market. We believe this segment offers extraordinary opportunities despite the structural difficulties faced by microcap equities today, and we continue to aggressively pursue financing and advisory clients in this area. Partially as a result of these structural issues we transitioned clearing firms beginning in the fourth quarter. This transition impacted our fourth quarter results and was completed in March.”

Use of Non-GAAP Measures

Merriman Holdings, Inc. (the “Company”) prepares its consolidated financial statements in accordance with the United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding adjusted EBITDA, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income/ (loss) to exclude interest, depreciation and amortization, adjusted EBITDA also excludes stock-based compensation, bad debt, loss on early extinguishment of debt. Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. However, adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of this metric offers investors, bankers and other shareholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Adjusted EBITDA should not be considered as an alternative to net income (loss) or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the Company’s performance. A reconciliation of GAAP net income (loss) to adjusted EBITDA is included in the accompanying financial schedules.

About Merriman Capital, Inc.

Merriman Capital, Inc. is a full service investment bank and Broker-Dealer that facilitates efficient capital formation through a proprietary digital network, and offers Corporate Services Advisory and comprehensive Corporate Brokerage services for public and private companies. The firm also provides equity and options execution services for sophisticated investors and differentiated research for high growth companies. Merriman Capital, Inc. is a wholly owned brokerage subsidiary of Merriman Holdings, Inc. (OTCQB: MERR) and is a leading advisory firm for publicly traded, high-growth companies.

Digital Capital Network, powered by Merriman Capital, is a capital marketplace that enables highly targeted and more efficient execution of transactions. Please visit our website for more information on how you can be a part of our Digital Capital Network: http://www.digitalcapitalnetwork.com.  Digital Capital Network, Inc. is a wholly owned subsidiary of Merriman Holdings, Inc.  All operations on the Digital Capital Network are currently being executed by Merriman Capital, Inc.

Merriman Capital, Inc. is a registered broker-dealer and member of The Financial Industry Regulatory Authority (FINRA) http://www.finra.org/ and the Securities Investor Protection Corporation (SIPC) http://www.sipc.org/.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on March 31, 2015. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K filed on March 31, 2015, together with this press release and the financial information contained herein, are available on our website, www.merrimanco.com. Please click on “Investor Relations.”

At the Company:

Michael Doran

General Counsel

(415) 568-3905

Alexandra Petek

Vice President

(415) 248-5681

MERRIMAN HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Audited)

	Year Ended December 31,
	2014	2013

Revenues
Commissions	$5,319,002	$4,201,980
Principal transactions	547,702	(215,347)
Investment banking	7,993,533	3,887,147
Advisory and other	2,067,959	2,086,127

Total revenues	15,928,196	9,959,907

Operating expenses
Compensation and benefits	12,412,536	8,024,014
Brokerage and clearing fees	442,590	440,098
Professional services	501,821	383,989
Occupancy and equipment	1,102,984	1,385,377
Communications and technology	813,830	727,286
Depreciation and amortization	217,044	82,664
Travel and entertainment	290,767	231,122
Legal services and litigation settlement expense	51,207	520,200
Cost of underwriting capital	10,770	49,600
Other	1,016,335	1,345,572

Total operating expenses	16,859,884	13,189,922

Operating loss	(931,688)	(3,230,015)

Interest expense	(383,002)	(340,381)
Amortization of debt discount	(41,914)	(128,326)
Loss on early extinguishment of debt	(271,322)	(293,347)

Net loss before income taxes	(1,627,926)	(3,992,069)

Income tax expense	-	-

Net loss	$(1,627,926)	$(3,992,069)

Basic and diluted net loss per share

Net loss	$(0.37)	$(1.32)

Weighted average number of common shares
Basic and diluted	4,421,472	3,034,916

MERRIMAN HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Audited)

	As of December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$1,668,019	$1,044,110
Securities owned
Marketable, at fair value	210,267	1,176,347
Not readily marketable, at estimated fair value	1,473,459	671,801
Restricted cash	250,000	891,828
Due from clearing broker	36,407	97,811
Accounts receivable, net	469,991	532,431
Prepaid expenses and other assets	265,057	181,219
Secured demand notes	639,000	175,000
Capitalized software, net	418,333	318,696
Equipment and fixtures, net	286,811	341,258

Total assets	$5,717,344	$5,430,501

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Liabilities
Accounts payable	$251,629	$317,272
Commissions and bonus payable	298,547	418,075
Accrued expenses and other	768,051	814,946
Deferred rent	542,275	428,540
Deferred revenue	84,088	70,378
Capital lease obligation	269,719	360,795
Notes payable, net of debt discount	809,620	1,226,521
Notes payable to related parties, net of debt discount	2,795,065	1,940,601

Total liabilities	5,818,994	5,577,128

Commitments and contingencies	-	-

Shareholders’ deficit
Convertible preferred stock, Series A–$0.0001 par value; 2,000,000 shares authorized;
2,000,000 shares issued and 0 shares outstanding as of December 31, 2014 and
December 31, 2013; aggregate liquidation preference of $0
Convertible preferred stock, Series B–$0.0001 par value; 12,500,000 shares authorized;
8,750,000 shares issued and 0 shares outstanding as of December 31, 2014 and
December 31, 2013; aggregate liquidation preference of $0
Convertible preferred stock, Series C–$0.0001 par value; 14,200,000 shares authorized;
11,800,000 shares issued and 0 shares outstanding as of December 31, 2014 and
December 31, 2013; aggregate liquidation preference of $0
Convertible preferred stock, Series D–$0.0001 par value; 24,000,000 shares authorized;
23,720,916 shares issued and 0 shares outstanding as of December 31, 2014 and
December 31, 2013; aggregate liquidation preference of $0 prior to conversion, and pari passu with common stock on conversion
Convertible Preferred stock, Series E–$0.0001 par value; 7,300,000 shares authorized;
6,825,433 shares issued and 0 shares outstanding as of December 31, 2014 and
December 31, 2013; aggregate liquidation preference of $0 prior to conversion,
and pari passu with common stock on conversion	-	-
Common stock, $0.0001 par value; 300,000,000 shares authorized;
4,519,614 and 4,141,838 shares issued and 4,518,633 and 4,140,857 shares
outstanding as of December 31, 2014 and December 31, 2013, respectively	452	414
Additional paid-in capital	150,660,289	148,987,424
Treasury stock, at cost, 981 shares	(225,613)	(225,613)
Accumulated deficit	(150,536,778)	(148,908,852)

Total shareholders’ deficit	(101,650)	(146,627)

Total liabilities and shareholders’ deficit	$5,717,344	$5,430,501

RECONCILIATION OF ADJUSTED EBITDA TO GAAP MEASURES

	(Unaudited)
	Year Ended December 31,
	2014	2013

Adjusted EBITDA	$160,786	$(2,107,607)

Interest, taxes, non recurring and non-cash items:
Interest expense, net	(383,002)	(340,381)
Bad debt and non recurring expense	(209,750)	(397,308)
Loss on early extinguishment of debt	(271,322)	(293,347)
Amortization of debt discount	(41,914)	(128,326)
Depreciation and amortization	(217,044)	(82,664)
Non-cash stock-based compensation	(665,680)	(642,436)

GAAP net loss	$(1,627,926)	$(3,992,069)

	(Unaudited)
	Three Months Ended December 31,
	2014	2013

Adjusted EBITDA	$(874,658)	$(104,035)

Interest, taxes, non recurring and non-cash items:
Interest expense, net	(102,845)	(93,054)
Bad debt and non recurring expense	-	(168,750)
Loss on equity exchange	-	-
Loss on early extinguishment of debt	-	-
Amortization of debt discount	(8,869)	(18,764)
Depreciation and amortization	(67,312)	(35,764)
Non-cash stock-based compensation	(360,209)	(94,237)

GAAP net loss	$(1,413,893)	$(514,604)